UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2022
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
Rebalancing the Classes of Board of Directors
Pursuant to the Amended and Restated Code of Regulations (the “Code”) of Designer Brands Inc. (the “Company”), the members of the Company’s Board of Directors (the “Board”) are divided into three classes, with each class to consist, as nearly as possible, of one-third of the total authorized number of directors. Until November 17, 2022, the Board had two Class I directors, four Class II directors, and three Class III directors, with a vacancy for a fourth director in Class III. Following the rebalancing described below and the appointment of two new directors, also as described below, the Board has four Class I directors, four Class II directors, and three Class III directors.

For the Board to consist of three classes with directors divided as evenly as possible among the classes, on November 17, 2022, the Board eliminated the existing vacancy for a fourth director in Class III and expanded Class I to create a vacancy for a third director in Class I. Immediately following such actions, Peter Cobb, a Class II member of the Board at that time, tendered his resignation as a Class II director, and the Board immediately thereafter re-elected him as a Class I director on such date. All such actions, including Mr. Cobb’s resignation and re-election to the Board, were taken solely to ensure that the directors on the Board are divided as evenly as possible among the Board’s three classes. For all other purposes, Mr. Cobb’s service on the Board is deemed to have continued, uninterrupted and without any break in service, since the date that Mr. Cobb first joined the Board.

There are no arrangements or understandings between Mr. Cobb and any other persons pursuant to which Mr. Cobb was re-elected to the Board as a director. Mr. Cobb will continue to serve as a member of the Nominating and Corporate Governance, Compensation, and Technology Committees of the Board and will continue to serve as chairperson of the Nominating and Corporate Governance Committee of the Board. Additionally, there were no changes to Mr. Cobb’s compensation for service as a non-employee director on the Board. Mr. Cobb will continue to receive the same benefits and the same compensation as other non-employee directors on the Board pursuant to the Company’s non-employee director compensation policy. The Company’s non-employee director compensation policy is described on pages 61-62 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2022, except that the Company’s non-employee director compensation policy has been subsequently amended to, among other things, increase the annual Board retainer from $75,000 to $90,000, increase the annual equity grant from $140,000 to $150,000, and increase the annual chairperson retainers by $5,000 such that the annual Nominating and Corporate Governance Committee chairperson retainer was increased from $25,000 to $30,000 (the Company’s non-employee director compensation policy, as amended, is referred to herein as the “Non-Employee Director Compensation Policy”).

Appointment of New Directors

On November 17, 2022, the Board increased the authorized number of directors constituting the Board from ten to eleven and designated the newly created vacant director position as Class I, all in accordance with and as permitted by the Code.
On November 17, 2022, the Board appointed Rich Paul as a Class II director of the Board and Tami Fersko as a Class I director of the Board, with each such appointment effective immediately. As a Class II director, Mr. Paul will serve until the Company’s 2024 annual meeting of shareholders and until his successor is duly elected and qualified, and as a Class I director, Ms. Fersko will serve until the Company’s 2023 annual meeting of shareholders and until her successor is duly elected and qualified. Additionally, Ms. Fersko was appointed to serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Mr. Paul, 41, is the CEO and founder of KLUTCH Sports Group, an agency representing some of the biggest athletes across major professional sports.

Ms. Fersko, 52, currently serves as the Chief Operations and Supply Chain Officer for Centric Brands, a global leading lifestyle brand collective.

Mr. Paul and Ms. Fersko will each receive the same benefits and the same compensation as other non-employee directors on the Board pursuant to the Non-Employee Director Compensation Policy. In connection with their appointments to the Board, each of Mr. Paul and Ms. Fersko will each receive an initial award of restricted stock units with an aggregate fair value of $81,000, representing a pro-rata portion of the annual equity grant to non-employee directors. In addition, the Company will enter into its standard form of indemnification agreement with Mr. Paul and Ms. Fersko.

The Board has determined that Mr. Paul and Ms. Fersko are independent for purposes of serving on the Board. There are no arrangements or understandings between either Mr. Paul or Ms. Fersko and any other persons pursuant to which they were appointed as directors. There are no family relationships between Mr. Paul or Ms. Fersko and any director or executive officer of the Company, and the Company has not entered into any transactions with either Mr. Paul or Ms. Fersko that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Paul and Ms. Fersko to the Board has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Designer Brands Inc., dated November 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	November 23, 2022